UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 7, 2018 (September 4, 2018)

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets
As previously disclosed in Item 1.01 on a Current Report on Form 8-K filed by Third Point Reinsurance Ltd. (the “Company”) on July 31, 2018 with the U.S. Securities and Exchange Commission, Third Point Reinsurance Company Ltd. ("Third Point Re BDA) and Third Point Reinsurance (USA) Ltd. ("Third Point Re USA") entered into a Subscription Agreement with Third Point Enhanced LP ("TP Fund"), pursuant to which Third Point Re BDA and Third Point Re USA would transfer certain net investment assets and related liabilities (other than certain collateral assets) from their separate accounts to TP Fund, and TP Fund would issue limited partner interests to Third Point Re BDA and Third Point Re USA proportionate to and based on the net asset value of the assets and related liabilities transferred by each such entity on the applicable transfer date.
As of September 4, 2018, Third Point Re BDA and Third Point Re USA had transferred substantially all of the net investment assets and related liabilities from their separate accounts to TP Fund.
The Company disclosed the anticipated pro forma impact of this transaction on the Company’s balance sheet in Note 23 to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed on July 31, 2018 with the U.S. Securities and Exchange Commission (the “Form 10-Q”). See Note 23 to the condensed consolidated financial statements included in the Form 10-Q for additional information.

Item 9.01	Financial Statements and Exhibits
The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2018	/s/ Christopher S. Coleman
	Name:	Christopher S. Coleman
	Title:	Chief Financial Officer